EXHIBIT 4.3

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

TRUST AGREEMENT

between

RFS HOLDING, L.L.C.

and

THE BANK OF NEW YORK (DELAWARE),
as the Trustee

Dated as of September 25, 2003

i

ii

iii

TRUST AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of September 25, 2003 between RFS HOLDING, L.L.C. (“RFS Holding”), a Delaware limited liability company, and THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation, as Trustee (the “Trustee”).

ARTICLE I
Definitions

SECTION 1.1. Definitions.

“Account” means, at any time, each credit card account then included as an “Account” pursuant to (and as defined in) the Trust Receivables Purchase Agreement on or prior to the RFS Funding Trust Termination Date and thereafter pursuant to (and as defined in) the Transfer Agreement.

“Administration Agreement” means the Administration Agreement, dated as of September 25, 2003, among the Administrator, the Trustee and the Trust.

“Administrator” means General Electric Capital Corporation, in its capacity as Administrator under the Administration Agreement or any other Person designated as an Administrator under the Administration Agreement.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the securities having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Principal Receivables” means, as of any date of determination, the aggregate Outstanding Balance of Principal Receivables as of such date (excluding Principal Receivables that are Specified Retailer Receivables with respect to any date of determination prior to the RFS Funding Trust Termination Date), plus the principal amount of any Participation Interests, minus the Borrowing Base (as defined in the RFS Funding Trust Agreement) for that Monthly Period; provided that for purposes of calculating the Note Trust Principal Balance, the Borrowing Base (as defined in the RFS Funding Trust Agreement) shall not be subtracted from the Aggregate Principal Receivables.

“Agreement” is defined in the preamble.

“Allocation Percentage” is defined, for any Series, with respect to Finance Charge Collections, in the related Indenture Supplement.

“Authorized Officer” means, with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or trustee or administrator of such trust specifically authorized in resolutions of the Board of Directors of such corporation or by the governing documents or agreements of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents.

“Bank Receivables Sale Agreement” means the Receivables Sale Agreement, dated as of June 27, 2003, between Monogram and RFS Holding.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Connecticut or the State of Georgia (or, with respect to any Series, any additional state specified by the related Indenture Supplement).

“Certificate” means the Transferor Certificate or a Supplemental Certificate, as applicable.

“Certificate of Trust” shall mean the Certificate of Trust executed by the Trustee, substantially in the form attached hereto as Exhibit B.

“Certificate Register” and “Certificate Registrar” are defined in Section 3.5.

“Charged-Off Receivable” means a Principal Receivable (or any portion thereof) arising in an Account which either (a) is 180 days past due or (b) has otherwise been written off as uncollectible in accordance with the Credit and Collection Policies.  To avoid doubt, a Principal Receivable shall become a Charged-Off Receivable upon the earlier of the events described in clause (a) or clause (b) to occur with respect to the related Account.

“Class” means, any Class of Notes of any Series.

“Closing Date” means September 25, 2003.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” is defined in the Granting Clause of the Indenture.

“Collateral Amount” is defined, with respect to any Series, in the related Indenture Supplement.

“Collection Account” means the account designated as such, established and owned by the Trust and maintained in accordance with Section 8.2 of the Indenture.

“Collections” means, for any Receivable for any period, (a) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all amounts received on account of such Receivable, all other fees and charges, (b) Recoveries and cash proceeds of Related Security with respect to such Receivable and (c) any in-store payments received with respect to such Receivable.  Amounts paid by RFS Holding pursuant to Section 2.5 of either of the Trust Receivables Purchase Agreement or the Transfer Agreement shall be deemed to be Principal Collections.  Amounts paid by RFS Holding pursuant to Section 6.1(e) of either of the Trust Receivables Purchase Agreement or the Transfer Agreement and amounts paid by the Servicer pursuant to Section 2.6 of the Servicing Agreement shall be deemed to be Principal Collections to the extent that they represent the purchase price of Principal Receivables and shall be deemed to be Finance Charge Collections to the extent that they represent the purchase price of Finance Charge Receivables. Recoveries shall be treated as Collections of Finance Charge Receivables.

“Commission” means the Securities and Exchange Commission.

“Contract” means the agreement and Federal Truth in Lending Statement for revolving credit card accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

“Corporate Trust Office” means, the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is located at 101 Barclay Street, Floor 8 West (ABS Unit), New York, New York  10286  Attention:  Antonia Vayas, facsimile:  (212) 815-2493, or 3883.

“Credit and Collection Policies” means, with respect to each credit card program from which Accounts are drawn, Trust’s policies and procedures relating to the operation of such credit card program, including the policies and procedures for determining the creditworthiness of Obligors and the extension of credit to Obligors, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

“Custody and Control Agreement” means the Custody and Control Agreement, dated as of September 25, 2003 between the Trust and the Indenture Trustee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Funding Account” means the account designated as such, established and owned by the Trust and maintained in accordance with Section 8.2 of the Indenture.

“Expenses” is defined in Section 7.2.

“Finance Charge Collections” means Collections of Finance Charge Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Trust Receivables Purchase Agreement or the Transfer Agreement).

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account.

“Free Equity Amount” means, on any date of determination, the result of (a) the Note Trust Principal Balance, minus (b) the aggregate of the Collateral Amounts for all outstanding Series of Notes.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“Governmental Authority” means any nation or government, any state, county, city, town, district, board, bureau, office commission, any other municipality or other political subdivision thereof (including any educational facility, utility or other Person operated thereby), and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to create and grant a Lien pursuant to the Indenture, and other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means a holder of the Transferor Certificate or a Supplemental Certificate, as applicable.

“Indemnified Parties” is defined in Section 7.2.

“Indenture” means the Master Indenture, dated as of September 25, 2003, between the Trust and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Security Agreement” means the Indenture Security Agreement, dated as of September 25, 2003 between RFS Funding Trust and the Indenture Trustee.

“Indenture Supplement” means, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.8 of the Indenture, and an amendment to the Indenture executed pursuant to Sections 9.1 or 9.2 of the Indenture, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale, lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction); provided, however, Permitted Encumbrances shall not constitute a Lien.

“Loan Agreement” means, with respect to any Series, a Loan Agreement among the Trust, the lenders party thereto and the managing agents party thereto.

“Monogram” means Monogram Credit Card Bank of Georgia, a bank organized under the laws of Georgia.

“Montgomery Ward” means Montgomery Ward & Co. Incorporated.

“Monthly Period” means, as to each Payment Date, the period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the immediately preceding calendar month.

“Monthly Period” means as to each Payment Date, the period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the immediately preceding calendar month.

“Moody’s” means Moody’s Investors Service, Inc.

“New Issuance” means one or more new Series of Notes issued pursuant to the Indenture and an Indenture Supplement.

“Note” means one of the Notes issued by the Trust pursuant to the Indenture and an Indenture Supplement, substantially in the form attached to the related Indenture Supplement.

“Note Register and “Note Registrar” are defined in Section 2.4 of the Indenture.

“Note Trust Certificate” means the certificate captioned “Note Trust Certificate” and dated June 27, 2003, representing a beneficial interest in a portion of the assets held by RFS Funding Trust, issued pursuant to the RFS Funding Trust Agreement.

“Note Trust Principal Balance” means, as of any time of determination falling within or relating to a Monthly Period, the result of (a) the Aggregate Principal Receivables at that time, plus (b) the amount on deposit in the Excess Funding Account at that time (exclusive of any investment earnings on such amount), minus (c) before the RFS Funding Trust Termination Date, the Borrowing Base (as defined in the RFS Funding Trust Agreement) for that Monthly Period.

“Noteholder” means the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Note, as the case may be, or such other Person deemed to be a “Noteholder” in any related Indenture Supplement.

“Obligor” means, with respect to any Transferred Receivable, any Person obligated to make payments in respect thereof.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel” means a written opinion of counsel (who may be an employee of or counsel to the Trust or an Affiliate of the Trust), which counsel and opinion shall be acceptable to the Indenture Trustee, or the Rating Agencies, as applicable.

“Originator” means Monogram or any other originator so designated pursuant to Section 2.10 of the Trust Receivables Purchase Agreement or the Transfer Agreement.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the Transfer Date for that Principal Receivable, the outstanding amount of such Principal Receivable as reflected on the Trust’s books and records after giving effect to any recharacterization of any portion of such Principal Receivable as a Finance Charge Receivable pursuant to Section 2.8 of either the Trust Receivables Purchase Agreement or Transfer Agreement; and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Outstanding Principal Balance” means the aggregate principal amount of all Notes outstanding at the date of determination as determined under the Indenture.

“Participation Interest” is defined in the Bank Receivables Sale Agreement.

“Paying Agent” means with respect to the Notes, initially the Indenture Trustee or any other Person that meets the eligibility standards in Section 6.11 of the Indenture.

“Payment Date” means, with respect to any Series, the date specified in the related Indenture Supplement.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; and (c) presently existing or hereinafter created Liens in favor of, or created by, the Trust.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Principal Collections” means Collections of Principal Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Trust Receivables Purchase Agreement or the Transfer Agreement).

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.

“Rating Agency” means, as to each Series, the rating agency or agencies, if any, specified in the related Indenture Supplement.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency, if any, shall have notified the Trust in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding Series or Class with respect to which it is a Rating Agency.

“Reassignment Amount” means, with respect to any Series, the amount specified in the related Indenture Supplement.

“Receivable” means any amount owing by an Obligor under an Account from time to time.

“Receivables Trust” means (a) prior to the RFS Funding Trust Termination Date, RFS Funding Trust and (b) on and after the RFS Funding Trust Termination Date, the Trust.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, or Sub-Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Recoveries” means (a) so long as the arrangement described in Section 2.1(b) of the Bank Receivables Sale Agreement remains in effect, amounts allocated to the Transferred Receivables pursuant to that Section and (b) if at any time that arrangement no longer remains in effect, with respect to any Transferred Receivable, (i) Collections of such Transferred Receivable received after such Transferred Receivable was charged off as uncollectible but before any sale or other disposition of such Transferred Receivable after charge off; and (ii) any proceeds from such a sale or other disposition by RFS Holding of such Transferred Receivable.

“Related Documents” means the Transfer Agreement, the Trust Receivables Purchase Agreement, the Servicing Agreement, the Indenture Security Agreement, the Administration Agreement, the Notes, this Trust Agreement, the Custody and Control Agreement, the Indenture, any Indenture Supplement, any Loan Agreement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing.  Any reference in the foregoing documents to a Related Document shall include all Annexes, Exhibits and Schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Documents as the same may be in effect at any and all times such reference becomes operative.

“Related Security” means with respect to any Receivable: (a) all of the Originator’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (c) all Records relating to such Receivable.

“Retailer” is defined in the Indenture.

“RFS Funding Trust” means RFS Funding Trust, a Delaware statutory trust.

“RFS Funding Trust Agreement” means the Amended and Restated Trust Agreement dated as of December 19, 2002 among RFS Holding, General Electric Capital Services, Inc., and Deutsche Bank Trust Company Delaware, as trustee, and as amended and restated on June 27, 2003 among RFS Holding, Inc. (as assignee of General Electric Capital Services, Inc.) and Deutsche Bank Trust Company Delaware, as trustee.

“RFS Funding Trust Termination Date” means the date on which the RFS Funding Trust is terminated and all of the Transferred Receivables held by the RFS Funding Trust are transferred to the Trust.

“RFS Holding” is defined in the preamble.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. Sections 77 a et seq. and any regulations promulgated thereunder.

“Series” means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

“Series Account” means any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

“Servicer” means Monogram, in its capacity as the Servicer under the Servicing Agreement, or any other Person designated as a Successor Servicer pursuant to the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement dated as of June 27, 2003, among the Servicer, RFS Funding Trust and the Trust (upon its accession in accordance with the terms thereof).

“Specified Retailer Receivables” means the Transferred Receivables arising in the Originator’s programs for Montgomery Ward.  Transferred Receivables arising in the Originator’s program for Montgomery Ward that have been transferred to the Originator’s program for Wal-Mart Retailers shall not be considered Specified Retailer Receivables.

“Sub-Servicer” means any Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” means any written contract entered into between the Servicer and any Sub-Servicer relating to the servicing, administration or collection of the Transferred Receivables.

“Successor Servicer” means the successor servicer to the Servicer as appointed under the Servicing Agreement.

“Supplemental Certificate” is defined in Section 3.4.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Notes of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Notes would be characterized as debt, (b) such actions will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and, (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder and (d) with respect to a New Issuance, unless otherwise specified in the Indenture Supplement, the Notes of the new Series will be treated as debt.

“Transfer Agreement” means the Transfer Agreement, dated as of September 25, 2003, between RFS Holding and the Trust.

“Transfer Date” means the Business Day preceding each Payment Date.

“Transferor Certificate” means the certificate, substantially in the form of Exhibit A attached hereto, representing a fractional undivided beneficial interest in the Trust.

“Transferred Assets” is defined in Section 2.1 of the Transfer Agreement.

“Transferred Receivable” means a Receivable that has been transferred by RFS Holding to RFS Funding Trust under the Trust Receivables Purchase Agreement or the Trust under the Transfer Agreement.

“Trust” means the GE Capital Credit Card Master Note Trust.

“Trust Accounts” means any Series Account, the Collection Account or Excess Funding Account.

“Trust Estate” means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to the Trust Receivables Purchase Agreement and the Transfer Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Related Documents.

“Trust Receivables Purchase Agreement” means the Receivables Purchase and Contribution Agreement dated as of June 27, 2003, between RFS Holding and RFS Funding Trust.

“Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as the same may be amended from time to time.

“Trust Termination Date” is defined in Section 8.1.

“Trustee” is defined in preamble.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Wal-Mart Retailers” means ‘Retailer’ as such term is defined in the Wal-Mart Program Agreement.

SECTION 1.2. Other Interpretive Matters.  All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any document delivered pursuant thereto unless otherwise defined therein.  For purposes of this Agreement, unless the context otherwise requires:  (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) unless defined in this Agreement or the context otherwise requires, capitalized terms used in this Agreement which are defined in the UCC shall have the meaning given such term in the UCC; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II
Organization

SECTION 2.1. Name.  The Trust created hereby shall be known as “GE Capital Credit Card Master Note Trust”, in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2. Office.  The office of the Trust shall be in care of the Trustee at the Corporate Trust Office or at such other address as the Trustee may designate by written notice to RFS Holding.

SECTION 2.3. Purposes and Powers.  The purpose of the Trust is, and the Trust shall have the power and authority to, engage in the following activities:

(a)                                  to issue the Notes pursuant to the Indenture and the related Indenture Supplement and the Transferor Certificate pursuant to this Agreement and to issue the Supplemental Certificates, if any, pursuant to this Agreement;

(b)                                 with the proceeds of the issuance of the Notes, to acquire the Transferred Assets pursuant to the Transfer Agreement and pay to RFS Holding the amounts owed pursuant to Section 2.4 of the Transfer Agreement;

(c)                                  to Grant the Collateral pursuant to the Indenture and to hold, manage and distribute to the Holders any portion of the Collateral released from the Lien of the Indenture;

(d)                                 to enter into and perform its obligations under the Related Documents to which it is to be a party;

(e)                                  to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f)                                    subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Collateral and the making of distributions to the Holders and payments to the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by this Agreement or the Related Documents.

SECTION 2.4. Appointment of the Trustee.  RFS Holding hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Trust Statute.

SECTION 2.5. Initial Capital Contribution of Trust Estate.  Pursuant to the Transfer Agreement, RFS Holding shall assign, transfer, convey and set over to the Trust, as of the date hereof, the assets specified in the Transfer Agreement.  The Trust hereby acknowledges receipt in trust from RFS Holding, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate.  RFS Holding shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee.  RFS Holding may also take steps necessary, including the execution and filing of any necessary filings, to ensure that the Trust is in compliance with any applicable state securities law.

SECTION 2.6. Declaration of Trust.  The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of RFS Holding, subject to the obligations of the Trust under the Related Documents.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Trust Statute and that this Agreement constitute the governing instrument of such statutory trust.  It is the intention of the parties hereto that, solely for income and franchise tax purposes, until the interest in the Transferor Certificate is held by more than one Person, the Trust be disregarded as an entity separate from RFS Holding.  At such time as the interest in the Transferor Certificate is held by more than one person, it is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust be treated as a partnership, with the assets of the partnership being the Transferred Receivables and other assets held by the Trust, the partners of the partnership being the Holder of the Transferor Certificate and the Holders of the Supplemental

Certificates.  The parties agree that, unless otherwise required by appropriate tax authorities, until the interest in the Transferor Certificate is held by more than one Person, the Trust will not file or cause to be filed annual or other returns, reports and other forms consistent with the characterization of the Trust as an entity separate from RFS Holding.  Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes of the Trust.

SECTION 2.7. Liability of Beneficiaries.  Except as provided in any Related Document, the Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 2.8. Title to Trust Property.  Subject to the Lien granted in the Indenture, legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

SECTION 2.9. Situs of Trust.  The Trust will be located in Delaware and administered in the States of Delaware and New York.

SECTION 2.10. Representations and Warranties of RFS Holding.  RFS Holding hereby represents and warrants to the Trustee that:

(a)                                  RFS Holding is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)                                 RFS Holding is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)                                  RFS Holding has the power and authority to execute and deliver this Agreement and to carry out its terms; RFS Holding has full power and authority to sell and assign the property to be sold and assigned to the Trust and RFS Holding has duly authorized such sale and assignment to the Trust by all necessary corporate or other action; and the execution, delivery and performance of this Agreement have been duly authorized by RFS Holding by all necessary corporate or other action.

(d)                                 The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of RFS Holding, or any indenture, agreement or other instrument to which RFS Holding is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Related Documents); or violate any law or, to the best of RFS Holding’s knowledge, any order, rule or regulation applicable to RFS Holding of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over RFS Holding or its properties.

(e)                                  RFS Holding has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of RFS Holding, enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

ARTICLE III
Beneficial Interests

SECTION 3.1. Initial Ownership.  Upon the formation of the Trust by the contribution by RFS Holding pursuant to Section 2.5, RFS Holding shall be the sole beneficiary of the Trust.

SECTION 3.2. Certificates.  The Transferor Certificate shall represent an undivided beneficial interest in the Trust Estate subject to the Lien of the Notes created pursuant to the Indenture, including the right to receive Collections with respect to the Transferred Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Holders.

SECTION 3.3. Authentication of the Certificates.  Concurrently with the transfer of the Note Trust Certificate to the Trust pursuant to the Transfer Agreement, the Trustee is hereby authorized and shall execute, authenticate and deliver on behalf of the Trust the Transferor Certificate to RFS Holding.  No further Certificates shall be issued except pursuant to Section 3.4 or 3.5 hereunder.  The Transferor Certificate and any further Certificates issued pursuant to Sections 3.4 or 3.5 shall be executed on behalf of the Trust by the manual or facsimile signature of an authorized officer of the Trustee.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to this Agreement, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.  No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on the Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Trustee by the manual signature of one of its authorized signatories; such certificate of authentication shall constitute conclusive evidence, and the only evidence, that the Certificate shall have been duly authenticated and delivered hereunder. The Certificates shall be dated the date of their authentication.

SECTION 3.4. Restrictions on Transfer; Issuance of Supplemental Certificates.  RFS Holding may from time to time transfer a portion of the Transferor Certificate by causing the issuance of one or more additional certificates (each a “Supplemental Certificate”).  The form and terms of any Supplemental Certificate shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 10.2 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of RFS Holding (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below).  The issuance of any such Supplemental Certificate to any Person shall be subject to satisfaction of the following conditions:

(i)                                     the Rating Agency Condition shall have been satisfied with respect to such action; and

(ii)                                  RFS Holding shall have delivered to the Trustee, the Indenture Trustee and each Rating Agency a Tax Opinion, dated the date of such action (or transfer, exchange or other disposition provided below), with respect to such action and an Opinion of Counsel to the effect that such action, transfer, exchange or other disposition does not require registration of the interest under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective.

A Supplemental Certificate may be transferred or exchanged, and the Transferor Certificate may be pledged, only upon satisfaction of the conditions set forth in clause (ii).

SECTION 3.5. Registration of Transfer and Exchange of Certificates.

(a)                                  The Trust shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.9, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Certificates and of transfers and exchanges of Certificates.  The Trustee shall be the “Certificate Registrar” for the purpose of registering Certificates and the transfers of Certificates as herein provided.  Upon any resignation of any Certificate Registrar, RFS Holding shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Certificate Registrar.

Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.9, if the requirements of Section 8-401(a) of the UCC are met, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount.

At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations, of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.9. Whenever any Certificates are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Trustee shall execute, authenticate and deliver the Certificates that the Holder making the exchange is entitled to receive.

All Certificates issued upon any registration of transfer or exchange of Certificates shall be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. No transfer of a Certificate shall be registered unless the transferee shall have provided an opinion of counsel that no registration is required under the Securities Act, or applicable state laws.  Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice.

No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

(b)                                 The Transferor Certificate may be transferred in its entirety to a Person which is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which RFS Holding is a member without the consent or approval of the Noteholders, provided that (i) the Rating Agency Condition shall have been satisfied with respect to such transfer and (ii) RFS Holding shall have delivered to the Trustee, the Indenture Trustee and each Rating Agency a Tax Opinion and an Opinion of Counsel of the type described in Section 3.4(ii), dated the date of such transfer, with respect thereto.  In connection with any such transfer, the Person to whom the Transferor Certificate is transferred will, by its acquisition and holding of an interest in the Transferor Certificate, assume all of the rights and obligations of RFS Holding as described in this Agreement, each Related Document and in any supplement or amendment thereto (including the right under this paragraph (b) with respect to subsequent transfers of an interest in the Transferor Certificate).

(c)                                  The Transferor Certificate and each Supplemental Certificate, and any beneficial interest in the Transferor Certificate or any Supplemental Certificate, may not be purchased by or transferred to (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plans (including an insurance company general account) in such entity.

SECTION 3.6. Mutilated, Destroyed, Lost or Stolen Certificates.  If: (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate (provided, that the Trustee shall not be required to verify the evidence provided to it), and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of like tenor and denomination.

In connection with the issuance of any replacement Certificate under this Section, the Trustee and the Certificate Registrar may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Any replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, lost, stolen or destroyed Certificate shall be found at any time, and shall be entitled to all the benefits of this Agreement.

SECTION 3.7. Persons Deemed Holders.  Prior to due presentation of a Certificate for registration of transfer of any Certificate, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register (as of the day of determination) as the owner of such Certificate for all purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

SECTION 3.8. Access to List of Holders’ Names and Addresses.  The Trustee shall furnish or cause to be furnished to the Servicer and RFS Holding, within 15 days after receipt by the Trustee of a request therefor from the Servicer or RFS Holding in writing, a list, in such form as the Servicer or RFS Holding may reasonably require, of the names and addresses of the Holders. If a Holder applies in writing to the Trustee, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Holders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of RFS Holding, the Certificate Registrar or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 3.9. Maintenance of Office or Agency.  The Trustee shall maintain in an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Related Documents may be served.  The Trustee initially designated The Bank of New York (Delaware), c/o The Bank of New York, 101 Barclay Street, Floor 8 West (ABS Unit), New York, New York  10286, as its principal corporate trust office for such purposes. The Trustee shall give prompt written notice to RFS Holding and to the Holders of any change in the location of the Certificate Register or any such office or agency.

ARTICLE IV
Actions by the Trustee

SECTION 4.1. Prior Notice to Holders with Respect to Certain Matters.  With respect to the following matters, the Trustee shall not take action unless, at least 30 days before the taking of such action, the Trustee shall have notified the Holders in writing of the proposed action and the Holders shall not have notified the Trustee in writing prior to the 30th day after such notice is given that the Holders withheld consent or shall not have provided alternative direction:

(a)                                  the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Trust Estate) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Estate);

(b)                                 the election by the Trust to file an amendment to the Certificate of Trust;

(c)                                  the amendment of the Indenture;

(d)                                 the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect the interests of the Holders; or

(e)                                  the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

SECTION 4.2. Action by the Holders with Respect to Certain Matters.  The Trustee shall not have the power, except upon the direction of the Holders, to:  (a) remove the Administrator under the Administration Agreement, (b) appoint a successor Administrator, or (c) except as expressly provided in the Related Documents, sell the Transferred Receivables after the termination of the Indenture.  The Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Holders.

SECTION 4.3. Action by the Holders with Respect to Bankruptcy.  The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Holders and the delivery to the Trustee by the Holders of a certificate certifying that the Holders reasonably believe that the Trust is insolvent.

SECTION 4.4. Restrictions on Power.  The Holders shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the Related Documents or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

ARTICLE V
Authority and Duties of the Trustee

SECTION 5.1. General Authority.  The Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party, in each case in such form as RFS Holding shall approve as evidenced conclusively by the Trustee’s execution thereof, and, on behalf of the Trust, to direct the

Indenture Trustee, from time to time, to authenticate and deliver Notes in the amount specified in a letter of instruction from RFS Holding to the Trustee.  In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents.  Except as otherwise provided in this Agreement, the Trustee is further authorized from time to time to take such action as RFS Holding or the Administrator recommends with respect to the Related Documents.

SECTION 5.2. General Duties.  It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to this Agreement and the Related Documents to which the Trust is a party and to administer the Trust in the interest of the Holders, subject to the Related Documents and in accordance with this Agreement.  Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee or Trust hereunder or under any Related Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

SECTION 5.3. Action upon Instruction.  (a)  Subject to Article IV and in accordance with the Related Documents, the Holders may by written instruction direct the Trustee in the management of the Trust.  Such direction may be exercised at any time by written instruction of the Holders pursuant to Article IV.

(b)                                 The Trustee shall not be required to take any action hereunder or under any Related Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

(c)                                  Whenever the Trustee is unable to decide between alternative courses of action permitted or required by this Agreement or any Related Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Holders received, the Trustee shall not be liable on account of such action to any Person.  If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Holders, and shall have no liability to any Person for such action or inaction.

(d)                                 In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Holders, and shall have no liability to any Person for such action or inaction.

SECTION 5.4. No Duties Except as Specified in this Agreement or in Instructions.  The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by this Agreement or in any document or written instruction received by the Trustee pursuant to this Agreement; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Trustee.  The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any Related Document.  Notwithstanding anything to the contrary herein or in any Related Document, the Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, if applicable.  The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from the negligence or willful misconduct of the Trustee.

SECTION 5.5. No Action Except Under Specified Documents or Instructions.  The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except: (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to this Agreement.

SECTION 5.6. Restrictions.  The Trustee shall not take any action: (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust becoming taxable as a corporation for Federal income tax purposes.  RFS Holding shall not direct the Trustee to take action that would violate this Section.

SECTION 5.7. Tax Returns.  In the event the Trust shall be required to file tax returns, the Trustee, upon request, will furnish the Administrator with all such information in the Trustee’s actual custody or possession as may be reasonably requested by the Administrator in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.  In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

ARTICLE VI
Concerning the Trustee

SECTION 6.1. Acceptance of Trusts and Duties.  The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.  The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Related Documents and this Agreement.  The Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except: (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)                                  the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(b)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Servicer or RFS Holding;

(c)                                  no provision of this Agreement or any Related Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)                                 under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Related Documents, including the principal of and interest on the Notes or any representation, warranty or covenant of the Trust;

(e)                                  the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by RFS Holding or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Certificates, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Holder, other than as expressly provided for herein and in the Related Documents;

(f)                                    the Trustee shall not be liable for the default or misconduct of the Administrator, RFS Holding, the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement; and the Trustee shall have no obligation to monitor such persons with respect to such obligations.

(g)                                 the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Holders unless the Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby.  The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

SECTION 6.2. Furnishing of Documents.  The Trustee shall furnish to a Holder promptly upon receipt of a written request therefor, and at the expense of such Holder, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Related Documents.

SECTION 6.3. Representations and Warranties.  The Trustee hereby represents and warrants to the Holders, that:

(a)                                  it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,

(b)                                 it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf,

(c)                                  the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Trustee, or to the best of its knowledge without independent investigation any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound; or violate any Federal or state law governing the banking or trust powers of the Trustee; or, to the best of the Trustee’s knowledge, violate any order, rule or regulation applicable to the Trustee of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties, and

(d)                                 this Agreement, assuming due authorization, execution and delivery by RFS Holding, constitutes a valid, legal and binding obligation of the Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

SECTION 6.4. Reliance; Advice of Counsel.  (a)  Except to the extent otherwise provided in Section 6.1, the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)                                 In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Trustee: (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Person.

SECTION 6.5. Not Acting in Individual Capacity.  Except as provided in this Article VI, in accepting the trusts hereby created The Bank of New York (Delaware) acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 6.6. Trustee Not Liable for Notes or Receivables.  The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Trustee on the Certificates) shall be taken as the statements of RFS Holding, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document, of the Certificates, or of any Transferred Receivable or related documents.  The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Transferred Receivable, or the perfection and priority of any security interest created by any Transferred Receivable or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Holders under this Agreement or the Noteholders under the Indenture, including: (a) the existence, condition and ownership of the Transferred Assets, (b) the existence and enforceability of any insurance thereon, (c) the existence and contents of any Transferred Receivable on any computer or other record thereof, (d) the validity of the assignment of any

Transferred Receivable to the Receivables Trust or of any intervening assignment, (e) the completeness of any Transferred Receivable, (f) the performance or enforcement of any Transferred Receivable, and (g) the compliance by RFS Holding or the Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Trust or Trustee.

SECTION 6.7. Trustee May Not Own Notes.  The Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Notes or otherwise extend credit to the Trust.  The Trustee may otherwise deal with RFS Holding, the Administrator, the Indenture Trustee and the Servicer with the same rights as it would have if it were not the Trustee.

ARTICLE VII
Compensation of the Trustee

SECTION 7.1. Trustee’s Fees and Expenses.  The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between RFS Holding and the Trustee, and the Trustee shall be entitled to be reimbursed by RFS Holding for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

SECTION 7.2. Indemnification.  RFS Holding shall be liable as primary obligor for, and shall indemnify the Trustee and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may at any time be imposed on, incurred by or asserted against the Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee hereunder, except only that RFS Holding shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from: (a) such Indemnified Party’s willful misconduct or gross negligence or (b) with respect to the Trustee, the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Trustee.  The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement.

In the event any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party pursuant to the preceding paragraph, such person shall promptly notify RFS Holding in writing and RFS Holding shall assume the defense thereof, including the retention of counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding upon delivery to RFS Holding of demand therefor.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i)

RFS Holding has failed to assume the defense thereof, (ii) RFS Holding and the Indemnified Party shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both RFS Holding and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that RFS Holding shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties.  RFS Holding shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, RFS Holding agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  RFS Holding shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

SECTION 7.3. Payments to the Trustee.  Any amounts paid to the Trustee pursuant to this Article VII shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE VIII
Termination of Trust Agreement

SECTION 8.1. Termination of Trust Agreement.  (a)  The Trust shall dissolve upon the date specified by RFS Holding (the “Trust Termination Date”, written notice of which shall be provided to the Trustee), provided that the Trust Termination Date shall not be earlier than the day on which the rights of all Series of Notes to receive payments from the Trust have terminated.  After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Estate following such distribution shall be distributed to RFS Holding.  The bankruptcy, liquidation, dissolution, termination, death or incapacity of RFS Holding shall not (x) operate to terminate this Agreement or annul, dissolve or terminate the Trust, (y) entitle RFS Holding’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)                                 Except as provided in Section 8.1(a), neither RFS Holding nor any Holder shall be entitled to dissolve, revoke or terminate the Trust.

(c)                                  Upon the dissolution of the Trust and the payment of all liabilities of the Trust in accordance with applicable law and upon written direction from the Holders, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 (or successor section) of the Trust Statute, at which time the Trust and this Agreement (other than Article VII) shall terminate.

ARTICLE IX
Successor Trustees and Additional Trustees

SECTION 9.1. Eligibility Requirements for the Trustee.  The Trustee shall at all times: (a) be a “bank” within the meaning of the Investment Company Act of 1940, as amended, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, and (d) have (or have a parent that has) a rating of at least “Baa3” by Moody’s or at least “BBB-” by S&P.  If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  At all times, at least one the Trustee of the Trust shall satisfy the requirements of Section 3807(a) of the Trust Statute.  In case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

SECTION 9.2. Resignation or Removal of the Trustee.  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator.  Upon receiving such notice of resignation, the Administrator, on behalf of the Trust, shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning the Trustee and one copy to the successor trustee.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 9.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator, on behalf of the Trust, may remove the Trustee.  If the Administrator, on behalf of the Trust, shall remove the Trustee under the authority of the preceding sentence, the Administrator, on behalf of the Trust, shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor trustee, and pay all fees owed to the outgoing Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing trustee.  The Administrator shall provide notice of such resignation or removal of the trustee to each of the Rating Agencies.

SECTION 9.3. Successor Trustee.  Any successor trustee appointed pursuant to Section 9.3 shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as the trustee.  The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible pursuant to Section 9.1.

Upon acceptance of appointment by a successor trustee pursuant to this Section, the Administrator shall mail notice of such appointment to the Holders, the Indenture Trustee, the Noteholders and the Rating Agencies.  If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Administrator.

SECTION 9.4. Merger or Consolidation of the Trustee.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, such corporation shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; and provided further, that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

SECTION 9.5. Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or Trust Estate may at the time be located, the Administrator, on behalf of the Trust, and the Trustee acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Person(s) approved by the Trustee to act as co-trustee(s), jointly with the Trustee, or separate trustee(s), of all or any part of the Trust Estate, and to vest in such Person(s), in such capacity and for the benefit of the Holders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator, on behalf of the Trust, and the Trustee may consider necessary or desirable.  If the Administrator, on behalf of the Trust, shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)                                  no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)                               the Administrator, on behalf of the Trust, and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

The Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

ARTICLE X
Miscellaneous

SECTION 10.1. Clean-Up Call.  On any day occurring on or after the date on which the outstanding principal balance of any Series of Notes is reduced to 10% or less of the initial outstanding principal balance of such Series, RFS Holding shall have the option to reduce the Collateral Amount for that Series to zero and transfer that portion of the Note Trust Principal Balance to the Free Equity Amount by paying the Trust a redemption price equal to the greater of (x) the Collateral Amount, plus the applicable Allocation Percentage of outstanding Finance Charge Receivables and (y) a minimum amount equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount of the Payment Date following such day.  RFS Holding shall give the Trust at least thirty days prior written notice on the date on which RFS Holding intends to excise such option.

SECTION 10.2. Supplements and Amendments.  This Agreement may be amended from time to time by a written amendment duly executed and delivered by RFS Holding and the Trustee, with prior written notice to the Rating Agencies, without the consent of the Holders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; provided, however, that (i) such action shall not as evidenced by an Officer’s Certificate of RFS Holding, adversely affect in any material respect the interests of the Holders or Noteholders and (ii) the Rating Agency Condition shall have been satisfied.

Without the consent of all Noteholders, no amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Principal Balance of the Notes, the holders of which are required to consent to any such amendment.

Promptly after the execution of any such amendment or consent, RFS Holding shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Rating Agency.

It shall not be necessary for the consent of the Holders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof

Promptly after the execution of any amendment to the Certificate of Trust, the Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of RFS Holding to the effect that the conditions to amendment have been satisfied.

The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 10.3. No Legal Title to Trust Estate in RFS Holding .  RFS Holding shall not have legal title to any part of the Trust Estate.  No transfer, by operation of law or otherwise, of any right, title or interest of RFS Holding in, to and under their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 10.4. Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Trustee, RFS Holding, and the Holders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.5. Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, personally delivered or mailed by certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given upon receipt: (i) if to the Trustee, addressed to the Corporate Trust Office, and (ii) if to RFS Holding, c/o General Electric Capital Services, Inc., 1600 Summer Street, 6th Floor, Stamford, CT  06927, Attn:  Manager of Finance - Securitization; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

SECTION 10.6. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.7. Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.8. Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, RFS Holding and its successors, the Trustee and its successors and RFS Holding and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by the Holders of the Transferor Certificate shall bind the successors and assigns of RFS Holding and any other Holder.

SECTION 10.9. No Petition.  The Trustee on behalf of the Trust, by entering into this Agreement and the Holders, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against RFS Holding or the Trust, or join in any institution against RFS Holding or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the Related Documents; provided that nothing in this paragraph shall preclude, or be deemed to estop, the Trustee or the Holders from taking any action prior to the expiration of the applicable preference period in any involuntary proceeding filed or commenced against RFS Holding or the Trust by a Person other than the Trustee or the Holders or to otherwise limit any claims that the Trustee or the Holders may have against RFS Holding or the Trustee.  This Section 10.9 shall survive the termination of the Trust.

SECTION 10.10. No Recourse.  A Holder (or any interest therein), by accepting a Certificate (or its interest therein), acknowledges that the Certificate represents a beneficial interest in the Trust only and the Certificate does not represent an interest in or obligation of RFS

Holding, the Servicer, the Administrator, the Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets except as may be expressly set forth or contemplated provided in this Agreement or the Related Documents.

SECTION 10.11. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.12. Administrator.  RFS Holding and Trustee acknowledge that the Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Trustee to prepare, file or deliver pursuant to this Agreement and the Related Documents.  Upon written request, the Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

THE BANK OF NEW YORK (DELAWARE),
as Trustee

By:	/s/ Michael Santino
Name: Michael Santino
Title: Senior Vice President

RFS HOLDING, L.L.C.

By:	/s/ Iain J. Mackay
Name: Iain J. Mackay
Title: Chief Financial Officer and Manager

EXHIBIT A
to Trust Agreement

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS CERTIFICATE (OR ANY INTEREST HEREIN) MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TRUST AGREEMENT.

THIS CERTIFICATE (OR ANY INTEREST HEREIN) MAY NOT BE PURCHASED BY OR TRANSFERRED TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN (INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT) IN SUCH ENTITY.

TRANSFEROR CERTIFICATE

R-[    ]

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

TRANSFEROR CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of credit card receivables sold or contributed to the Trust by RFS HOLDING, L.L.C.

THIS CERTIFIES THAT RFS HOLDING, L.L.C. is the owner of a ONE HUNDRED PERCENT nonassessable, fully-paid, undivided interest in the GE Capital Credit Card Master Note Trust (the “Trust”) formed by RFS HOLDING, L.L.C., a Delaware limited liability company (the “RFS Holding”).

The Trust was created pursuant to a Trust Agreement dated as of September 25, 2003 (the “Trust Agreement”) between RFS Holding and The Bank of New York (Delaware), as trustee (the “Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.  This Certificate is one of the duly authorized Certificates designated as “Transferor Certificate” (herein called the “Transferor Certificate”) issued under and subject to the terms, provisions and conditions of the Trust Agreement, to which the Holder of this Transferor Certificate by virtue of the acceptance hereof assents and by which holder is bound.

It is the intent of RFS Holding, and the Holder of the Transferor Certificate that, for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, until the interest in the Transferor Certificate is held by one or more person other than RFS Holding, the Trust be disregarded as an entity separate from its owner.  At such time that the interest in the Transferor Certificate is held by more than one person, it is the intent of RFS Holding, and the Holder of a Transferor Certificate and the Holders of the Supplemental Certificates that, for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, the Trust be treated as a partnership, the assets of which are the assets held by the Trust, and the Holder of the Transferor Certificate and the Holders of the Supplemental Interests will be treated as partners in that partnership.  RFS Holding and the Holder of the Transferor Certificate, by acceptance of the Transferor Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Transferor Certificate as such for tax purposes.

The Holder of the Transferor Certificate, by its acceptance of the Transferor Certificate, covenants and agrees that the Holder of the Transferor Certificate will not at any time institute against RFS Holding or the Trust, or join in any institution against RFS Holding or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to any of the Related Documents.

The Transferor Certificate does not represent an obligation of, or an interest in, RFS Holding, the Servicer, General Electric Capital Services, Inc., General Electric Capital Corporation or General Electric Company, the Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Related Documents.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Transferor Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

This Transferor Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Transferor Certificate to be duly executed.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

By: The Bank of New York (Delaware), not in its individual capacity, but solely as Trustee

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Transferor Certificate referred to in the within-mentioned Trust Agreement.

The Bank of New York (Delaware), as Trustee

By:
Authorized Officer

Date: [ ], 200[ ]

EXHIBIT B
to Trust Agreement

CERTIFICATE OF TRUST
OF
GE CAPITAL CREDIT CARD MASTER NOTE TRUST

THIS CERTIFICATE OF TRUST of GE Capital Credit Card Master Note Trust (the “Trust”), is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801, et seq.).

(i)                                     Name.  The name of the statutory trust being formed hereby is GE Capital Credit Card Master Note Trust.

(ii)                                  Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711.

(iii)                               Effective Date.  This Certificate of Trust shall be effective as of its filing.

B-1

IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

THE BANK OF NEW YORK (DELAWARE), not in its individual capacity, but solely as trustee under a Trust Agreement dated as of September , 2003

By:
Name:
Title:

B-2